                                                                      EXHIBIT 99


              APPLIED INDUSTRIAL TECHNOLOGIES REPORTS 53% EARNINGS
            INCREASE ON 13% SALES GAIN IN FISCAL 2006 SECOND QUARTER,
                           RAISES FISCAL YEAR GUIDANCE

CLEVELAND, OHIO, JANUARY 18, 2006 - Applied Industrial Technologies (NYSE: AIT) today reported record sales and earnings for the fiscal 2006 second quarter ended December 31, 2005.

Net sales for the second quarter increased 13% to $456,180,000 from $404,139,000 in the comparable period a year ago. Net income for the quarter increased 53% to $15,294,000, or $0.50 per share, compared to $9,980,000, or $0.33 per share last year. This represents the thirteenth consecutive quarter of year-over-year increases in earnings per share of 25% or more.

For the six months ended December 31, 2005, sales increased 10% to $899,385,000 from $817,265,000 in the same period last year. Net income increased 40% to $32,144,000, or $1.04 per share versus $23,020,000, or $0.76 per share, last year.

Commenting on the company's performance, Applied Chairman & Chief Executive Officer David L. Pugh said, "We are very pleased with our overall performance this quarter. Our sales growth reflects both a solid market and well-considered strategic initiatives. We continue to keep our costs in line with our plans while investing for future growth. Our strong balance sheet, while impacted this quarter by seasonal inventory adjustments and above-average stock repurchases, is well-positioned to be where we want it at year end. Our business is well-balanced and is delivering results which continue to reward our shareholders.

"This balance gives us optimism for the remainder of the year, and as a result we are raising our guidance. For our fiscal 2006 third quarter we expect earnings per share to be in the range of $0.53 to $0.58 on sales ranging from $483 million to $493 million. For fiscal 2006, we expect earnings per share to be in the range of $2.10 to $2.20 on sales of $1.86 billion to $1.89 billion."

During the second quarter of 2006, the company purchased 544,300 shares of its common stock in open market transactions for $17.9 million. At December 31, 2005, the company had remaining authorization to repurchase 455,700 additional shares.

Applied will host its second quarter conference call for investors and analysts at 2 p.m. ET today (Wednesday, January 18th). To join in the call, dial1-800-289-0730. The call will be conducted by Chairman & CEO David L. Pugh, President & COO Bill L. Purser and CFO Mark O. Eisele. The call will also be webcast and can be accessed live online at www.applied.com and will be archived there for 14 days. A replay of the teleconference will be available for two weeks at 1-888-203-1112 (passcode 5249371).

With more than 440 facilities and 4,500 employee-associates across North America, Applied Industrial Technologies is an industrial distributor that offers more than 2 million parts critical to the operations of MRO and OEM customers in virtually every industry. In addition, Applied provides engineering, design and systems integration for industrial and fluid power applications, as well as customized mechanical, fabricated rubber and fluid power shop services. For its fiscal year ended June 30, 2005, Applied posted sales of $1.72 billion. Applied can be visited on the Internet at http://www.applied.com.

This press release contains statements that are forward-looking, as that term is defined by the Securities and Exchange Commission in its rules, regulations and releases. Applied intends that such forward-looking statements be subject to the safe harbors created thereby. Forward-looking statements are often identified by qualifiers such as "expect," "guidance," and similar expressions. All forward-looking statements are based on current expectations regarding important risk factors including trends in the industrial sector of the economy, and other risk factors identified in Applied's most recent periodic report and other filings made with the Securities and Exchange Commission. Accordingly, actual results may differ materially from those expressed in the forward-looking statements, and the making of such statements should not be regarded as a representation by Applied or any other person that the results expressed therein will be achieved. Applied assumes no obligation to update publicly or revise any forward-looking statements, whether due to new information, or events, or otherwise.


                                      #####

For investor relations information contact Mark O. Eisele, Vice President - Chief Financial Officer, at 216-426-4417. For corporate information, contact Richard C. Shaw, Vice President - Communications, at 216-426-4343.

             APPLIED INDUSTRIAL TECHNOLOGIES, INC. AND SUBSIDIARIES
                   CONDENSED STATEMENTS OF CONSOLIDATED INCOME
                   -------------------------------------------
                  (Amounts in Thousands, except per share data)



-----------------------------------------------------------------------------------------------------------------
                                                                    Three Months Ended         Six Months Ended
                                                                       December 31,              December 31,
                                                                    2005         2004         2005       2004
                                                                  -----------------------------------------------
NET SALES                                                         $ 456,180   $ 404,139    $ 899,385    $ 817,265
Cost of sales                                                       334,783     300,191      655,684      603,795
-----------------------------------------------------------------------------------------------------------------
GROSS PROFIT                                                        121,397     103,948      243,701      213,470

Selling, distribution and administrative expenses                    96,183      86,725      190,685      174,744
-----------------------------------------------------------------------------------------------------------------
OPERATING INCOME                                                     25,214      17,223       53,016       38,726

Interest expense, net                                                   964       1,331        1,736        2,634

Other (income) expense, net                                            (314)        112         (164)        (158)
-----------------------------------------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES                                           24,564      15,780       51,444       36,250

INCOME TAXES                                                          9,270       5,800       19,300       13,230
-----------------------------------------------------------------------------------------------------------------
NET INCOME                                                        $  15,294   $   9,980    $  32,144    $  23,020
-----------------------------------------------------------------------------------------------------------------
NET INCOME PER SHARE - BASIC                                      $    0.52   $    0.34    $    1.08    $    0.78
=================================================================================================================
NET INCOME PER SHARE - DILUTED                                    $    0.50   $    0.33    $    1.04    $    0.76
=================================================================================================================
AVERAGE SHARES OUTSTANDING - BASIC                                   29,662      29,580       29,819       29,409
=================================================================================================================
AVERAGE SHARES OUTSTANDING - DILUTED                                 30,678      30,671       30,878       30,470
=================================================================================================================

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


(1) Cost of sales for interim financial statements is computed using estimated gross profit percentages which are adjusted throughout the year based upon available information. Adjustments to actual cost are primarily made based on periodic physical inventories and the effect of year-end inventory quantities on LIFO costs.


(2) The Company acquired certain assets and assumed certain liabilities of Spencer Industries, Inc. on September 30, 2005 and included these amounts in the September 30, 2005 condensed consolidated balance sheet. Results of acquired operations were included in the condensed statement of consolidated income beginning October 1, 2005.

(3) Certain reclassifications have been made to prior year amounts to be consistent with the presentation in the current year.

             APPLIED INDUSTRIAL TECHNOLOGIES, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                      -------------------------------------
                             (Amounts in Thousands)


----------------------------------------------------------------------------------------------------------------------
                                                                                        December 31,          June 30,
                                                                                            2005                2005
----------------------------------------------------------------------------------------------------------------------
ASSETS
  Cash                                                                                    $ 55,110            $127,136
  Accounts receivable, net of allowances of $6,200 and $6,500                              212,743             202,226
  Inventories                                                                              217,898             175,533
  Other current assets                                                                      32,210              22,606
----------------------------------------------------------------------------------------------------------------------
       Total current assets                                                                517,961             527,501
  Property - net                                                                            70,340              71,441
  Goodwill                                                                                  52,231              51,083
  Other assets                                                                              40,827              40,145
----------------------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                                                              $681,359            $690,170
======================================================================================================================

LIABILITIES
  Accounts payable                                                                        $ 94,370            $ 99,047
  Other current liabilities                                                                 60,813              82,648
----------------------------------------------------------------------------------------------------------------------
       Total current liabilities                                                           155,183             181,695
  Long-term debt                                                                            76,581              76,977
  Other liabilities                                                                         51,587              38,211
----------------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES                                                                          283,351             296,883
----------------------------------------------------------------------------------------------------------------------
SHAREHOLDERS' EQUITY                                                                       398,008             393,287
----------------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                                $681,359            $690,170
======================================================================================================================

             APPLIED INDUSTRIAL TECHNOLOGIES, INC. AND SUBSIDIARIES
                 CONDENSED STATEMENTS OF CONSOLIDATED CASH FLOWS
                 -----------------------------------------------
                             (Amounts in Thousands)



                                                                                        Six Months Ended December 31,
                                                                                       ------------------------------
                                                                                       2005                     2004
---------------------------------------------------------------------------------------------------------------------
CASH PROVIDED BY (USED IN) OPERATIONS:
  Net income                                                                        $  32,144                $ 23,020
  Items not requiring cash:
    Depreciation                                                                        6,624                   6,955
    Amortization                                                                        1,505                   1,089
    Other                                                                               4,039                   5,097
  Gain on sale of property                                                                (60)                   (531)
  Cash effect of changes in working capital                                           (61,562)                (39,894)
---------------------------------------------------------------------------------------------------------------------
CASH USED IN OPERATIONS                                                               (17,310)                 (4,264)
---------------------------------------------------------------------------------------------------------------------
INVESTING ACTIVITIES:
  Property purchases                                                                   (4,189)                 (3,973)
  Proceeds from property sales                                                            145                   1,661
  Acquisition of business, less cash acquired                                         (16,298)
  Deposits and other                                                                     (195)                 (1,095)
---------------------------------------------------------------------------------------------------------------------
CASH USED IN INVESTING ACTIVITIES                                                     (20,537)                 (3,407)
---------------------------------------------------------------------------------------------------------------------
FINANCING ACTIVITIES:
  Purchase of common stock for treasury                                               (28,096)                 (7,234)
  Cash dividends paid                                                                  (8,084)                 (5,539)
  Exercise of stock options                                                             1,165                   7,556
---------------------------------------------------------------------------------------------------------------------
CASH USED BY FINANCING ACTIVITIES                                                     (35,015)                 (5,217)
---------------------------------------------------------------------------------------------------------------------
EFFECT OF EXCHANGE RATE CHANGES ON CASH                                                   836                     526
---------------------------------------------------------------------------------------------------------------------
DECREASE IN CASH                                                                      (72,026)                (12,362)
CASH AND TEMPORARY INVESTMENTS AT BEGINNING
   OF PERIOD                                                                          127,136                  69,667
---------------------------------------------------------------------------------------------------------------------
CASH AND TEMPORARY INVESTMENTS AT END
   OF PERIOD                                                                        $  55,110                $ 57,305
=====================================================================================================================